                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  November 27, 1996


                             THE PARTS SOURCE, INC.
                              d/b/a Ace Auto Parts
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            FLORIDA                        0-27864               59-3149403
--------------------------------------------------------------------------------
 (State or other jurisdiction of   Commission File Number     (I.R.S. Employer
  incorporation or organization)                             Identification No.)


       1751 S. Missouri Avenue, Clearwater, Florida            34616
--------------------------------------------------------------------------------
          (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:       (813) 588-0377
                                                    ----------------------------

                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Amendment to File Acquisition Financial Statements

On December 11, 1996, The Parts Source, Inc. d/b/a Ace Auto Parts ("the Company") filed a report on Form 8-K with respect to its acquisition of the assets of five auto parts stores from Central Motor Supply, Inc., Central Motor Supply of Alachua, Inc., Central Motor Supply of Williston, Inc., Central Motor Supply of Hawthorne, Inc. and Central Motor Supply of East Gainesville, Inc. and the companies majority stockholder, William Stanley. At the time of the filing, it was impracticable to provide the financial statements and pro forma financial information required to be filed relative to the acquired assets, and the Company stated in a report on Form 8-K that it intended to file the required financial statements and pro forma financial information as soon as practicable, but no later than February 10, 1997. By filing this Form 8-K/A, the Company is amending and restating Item 7 of the Form 8-K to include such required financial statements and pro forma financial information.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

             Central Motor Supply, Inc. Combined Financial Statements and Independent Auditors' Report as of August 31, 1996 and for the year ended August 31, 1996.

        (b)  PRO FORMA FINANCIAL INFORMATION

             The Parts Source, Inc. (d/b/a Ace Auto Parts) Pro Forma Condensed Combined Balance Sheet at September 30, 1996 (unaudited)

             The Parts Source, Inc. (d/b/a Ace Auto Parts) Notes to Pro Forma Condensed Combined Balance Sheet at September 30, 1996 (unaudited)

             The Parts Source, Inc. (d/b/a Ace Auto Parts) Pro Forma Condensed Combined Statement of Earnings for the year ended December 31, 1995 (unaudited)

             The Parts Source, Inc. (d/b/a Ace Auto Parts) Notes to Pro Forma Condensed Combined Statement of Earnings for the year ended December 31, 1995 (unaudited)

             The Parts Source, Inc. (d/b/a Ace Auto Parts) Pro Forma Condensed Combined Statement of Earnings for the nine months ended September 30, 1996 (unaudited)

             The Parts Source, Inc. (d/b/a Ace Auto Parts) Notes to Pro Forma Condensed Combined Statement of Earnings for the nine months ended September 30, 1996 (unaudited)

                             THE PARTS SOURCE, INC.
                             (D/B/A ACE AUTO PARTS)

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               September 30, 1996
                                  (unaudited)


                                                                               Historical
                                                            ----------------------------------------------------------
                                                                                       Acquired
                                                                                       Business
                                                                                      Previously
                                                                                       Reported
                                                                                        in Form
                                                                                        8-K (Not
                                                                                       included in
                          ASSETS                                  The                   The Parts             Central
                                                                 Parts                   Source,               Motor
CURRENT ASSETS                                                  Source                 Historical)             Supply
                                                            -------------           ---------------      --------------
  Cash and cash equivalents                                 $     575,351           $       2,450       $             -
  Temporary investments in marketable equity
    securities                                                                                                  705,981
  Accounts receivable, net                                      2,212,358                 739,418               264,114
  Inventories                                                   9,624,492               1,614,791               867,331
  Prepaid expenses and other                                      124,722                  12,277               469,639
                                                            -------------           -------------       ---------------
          Total current assets                                 12,536,923               2,368,936             2,307,065

PROPERTY AND EQUIPMENT, NET                                     2,066,593                 130,984               443,037
                                                                  190,545                  12,614                     -
OTHER ASSETS                                                -------------           -------------       ---------------
                                                            $  14,794,061           $   2,512,534       $     2,750,102
                                                            =============           =============       ===============

         LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current installments of long-term liabilities             $     256,699           $           -       $       152,169
  Accounts payable, trade                                       2,133,534                  28,396               222,948
  Accrued liabilities                                             466,820                  37,928               119,109


                                                            -------------           -------------       ---------------
          Total current liabilities                             2,857,053                  66,324               494,226
LONG-TERM OBLIGATIONS                                           4,527,033                       -                35,035

STOCKHOLDERS' EQUITY                                            7,409,975               2,446,210             2,220,841

                                                            -------------           -------------       ---------------
                                                            $  14,794,061           $   2,512,534       $     2,750,102
                                                            =============           =============       ===============

                                                                                    Pro Forma
                                                            -----------------------------------------------------------
                                                                 Acquired
                                                                 Business                Central
                                                                Previously                Motor
                                                                 Reported                 Supply
                      ASSETS                                     Pro Forma              Pro Forma         Pro Forma
                                                                Adjustments            Adjustments        Combined
CURRENT ASSETS                                              ----------------        ----------------    ---------------
  Cash and cash equivalents                                 $   2,500,000 (1a)      $           -       $       677,097
                                                               (2,400,704)(2a)
  Temporary investments in marketable equity
    securities                                                                           (705,981)(2b)                -
  Accounts receivable, net                                       (739,418)(3a)           (264,114)(2b)        2,212,358
  Inventories                                                           -                (179,331)(2b)       11,927,283
  Prepaid expenses and other                                                             (469,639)(2b)          136,999
                                                            -------------           -------------       ---------------
          Total current assets                                   (640,122)             (1,619,065)           14,953,737

PROPERTY AND EQUIPMENT, NET                                             -                (300,037)(2b)        2,340,577

OTHER ASSETS                                                    1,163,770 (3a)            170,000 (3b)        1,624,315
                                                                  (12,614)(3a)            100,000 (2b)
                                                            -------------           -------------       ---------------
                                                            $     511,034           $  (1,649,102)      $    18,918,629
                                                            =============           =============       ===============

         LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current installments of long-term liabilities             $           -           $    (152,169)(2b)  $       256,699
  Accounts payable, trade                                         (28,396)(3a)           (222,948)(2b)        2,133,534
  Accrued liabilities                                              68,690 (2a)           (111,109)(2b)          836,438
                                                                                          170,000 (3b)
                                                                                           85,000 (1b)
                                                            -------------           -------------       ---------------
          Total current liabilities                                40,294                (231,226)            3,226,671

LONG-TERM OBLIGATIONS                                             416,950 (2a)            (35,035)(2b)        5,781,983
                                                                                          838,000 (1b)
STOCKHOLDERS' EQUITY                                            2,500,000 (1a)         (2,220,841)(2b)        9,909,975
                                                               (2,446,210)(3a)
                                                            -------------           -------------       ---------------
                                                            $     511,034           $  (1,649,102)      $    18,918,629
                                                            =============           =============       ===============

                             THE PARTS SOURCE, INC.
                             (D/B/A ACE AUTO PARTS)

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               September 30, 1996
                                  (unaudited)


The unaudited pro forma condensed combined balance sheet at September 30, 1996 is based on the interim balance sheet of The Parts Source, Inc. d/b/a Ace Auto Parts as contained in the Form 10-Q filed for the nine months ended September 30, 1996, the balance sheet of an acquired business previously reported in Form 8-K, dated October 25, 1996 as subsequently amended, and the combined balance sheet of Central Motor Supply, Inc. as of August 31, 1996, and has been prepared to reflect the acquisition of Central Motor Supply, Inc. on November 27, 1996 after giving effect to the pro forma adjustments described in Note 2 as if the acquisitions had occurred on September 30, 1996. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Form 10-Q and Form 8-K, as previously filed, and the Central Motor Supply, Inc.'s financial statements and notes thereto, which are included elsewhere in this filing.

NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET

NOTE 1 - ACQUISITION OF ASSETS

On November 27, 1996, The Parts Source, Inc. d/b/a Ace Auto Parts ("the Company") acquired certain assets of five auto parts stores from Central Motor Supply, Inc., Central Motor Supply of Alachua, Inc., Central Motor Supply of Williston, Inc., Central Motor Supply of Hawthorne, Inc. and Central Motor Supply of East Gainesville, Inc. The purchase price was approximately $838,000. The Company acquired at each store location the automotive inventory, machinery, equipment, furniture and fixtures, signs and vehicles. The purchase price was funded through the Company's line of credit. In connection with the purchase of assets, the majority stockholder entered into a five year employment contract which provided for options to purchase 30,000 shares of common stock of the Company. The options were issued and are exerciseable at $12.00 per share; the fair market value at the date of issuance. In addition, the majority stockholder entered into a non-compete agreement covering the period he is employed with the Company and for a subsequent five year period. The agreement provides for total payments of $170,000 to the majority stockholder.


NOTE 2 - PRO FORMA ADJUSTMENTS

A. Pro Forma Condensed Combined Balance Sheet adjustments for an acquired business previously reported in Form 8-K (not included in The Parts Source, Inc. d/b/a Ace Auto Parts historical financial statements) are as follows:

     (1a.) The Company paid $2.4 million of the purchase price of the acquisition from the proceeds received from the sale of 227,273 shares of unregistered stock to A.P.S., Inc. at $11.00 per share.

     (2a.) A summary of the total consideration paid for an acquired business previously reported in Form 8-K consisted of the following:


           Proceeds from sale of common stock  $2,400,704
           Proceeds from line of credit           416,950
           Direct acquisition costs                68,690
                                               ----------
                                               $2,886,344
                                               ==========

                             THE PARTS SOURCE, INC.
                             (d/b/a ACE AUTO PARTS)

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               September 30, 1996
                                  (unaudited)


NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET - CONTINUED

NOTE 2 - PRO FORMA ADJUSTMENTS - Continued

   (3a.) The total purchase price of the acquisition was allocated in accordance with the provisions of APB Opinion No. 16, Business Combinations, and accordingly, was based on the fair value of the net tangible assets acquired, as there were no specifically identifiable intangibles associated with this transaction. The excess purchase price was allocated to goodwill as follows:


         Net tangible assets (liabilities)
         Cash and cash equivalents                    $    2,450
         Inventories                                   1,614,791
         Prepaid expenses and other                       12,277
         Property and equipment                          130,984
         Accrued liabilities                             (37,928)
                                                      ----------
                                                       1,722,574
         Intangible assets - goodwill                  1,163,770
                                                      ----------
                                                      $2,886,344
                                                      ==========

        The book and tax basis of the acquired assets were the same. Accordingly, no deferred taxes have been recorded.

B. Pro Forma Condensed Combined Balance Sheet adjustments for the current acquisition are as follows:

     (1b.) A summary of the total consideration paid for the acquisition described in Note 1 consisted of the following:


           Proceeds from the line of credit  $838,000
           Direct acquisition costs            85,000
                                             --------
                                             $923,000
                                             ========

                             THE PARTS SOURCE, INC.
                             (d/b/a ACE AUTO PARTS)

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               September 30, 1996
                                  (unaudited)


NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET

NOTE 2 - PRO FORMA ADJUSTMENTS - Continued

   (2b.)The total purchase price of the acquisition was allocated in accordance with the provisions of APB Opinion No. 16, Business Combinations and accordingly, was based on the fair value of the net tangible assets acquired, as there were no specifically identifiable intangibles associated with this transaction. The excess purchase price was allocated to goodwill as follows:


        Net tangible assets (liabilities)
        Inventories                        $688,000
        Property and equipment              143,000
        Accrued liabilities                  (8,000)
                                           --------
                                            823,000
        Intangible assets - goodwill        100,000
                                           --------
                                           $923,000
                                           ========

              The book and tax basis of the acquired assets were the same. Accordingly, no deferred taxes have been recorded.

  (3b.) In connection with the purchase of the assets, the majority stockholder entered into a ten year non-compete agreement in the amount of $170,000.

                             THE PARTS SOURCE, INC.
                             (d/b/a ACE AUTO PARTS)

               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                      For the year ended December 31, 1995
                                   (unaudited)




                                                                    Historical
                                              ----------------------------------------------------------
                                                                    Acquired
                                                                    Business
                                                                   Previously
                                                                    Reported
                                                                   in Form 8-K
                                                                  (Not included
                                                                   in The Parts
                                               The Parts              Source               Central Motor
                                                Source              Historical)                Supply
                                              -----------       -------------------         -------------
Net sales                                     $22,942,783           $7,326,104               $ 3,703,607

Cost of goods sold                             14,427,871            4,433,734                 2,294,572
                                              -----------           ----------               -----------
 Gross profit                                   8,514,912            2,892,370                 1,409,035

Operating, selling, general and                 7,730,635            2,661,563                 1,526,001
 administrative expenses

                                              -----------           ----------               -----------
 Earnings (loss) from operations                  784,277              230,807                  (116,966)
Other income (expense)                           (631,892)               3,299                    57,329

                                              -----------           ----------               -----------

Net earnings (loss) before
 income taxes (benefit)                           152,385              234,106                   (59,637)
Provision (benefit) for income
 taxes                                        *    42,800               93,219                    12,087
                                              -----------           ----------               -----------

Net earnings (loss)                           $   109,585           $  140,887               $   (71,724)
                                              ===========           ==========               ===========
                                              $       .05
                                              ===========

Weighted average common shares
 outstanding                                    2,000,000
                                              ===========

                                                                      Pro Forma
                                              ---------------------------------------------------------
                                                  Acquired
                                                  Business             Central
                                                 Previously             Motor
                                                  Reported             Supply
                                                  Pro Forma           Pro Forma              Pro Forma
                                                 Adjustments         Adjustments              Combined
                                              -----------------   -----------------         ----------
Net sales                                     $         -           $  (68,157)(4b)          $33,760,337
                                                                      (144,000)(3b)
Cost of goods sold                                130,000 (4a)         (50,436)(4b)           21,235,741
                                              -----------           ----------               -----------
 Gross profit                                    (130,000)            (161,721)               12,524,596

Operating, selling, general and                  (107,232)(3a)         (71,000)(5b)           11,567,999
 administrative expenses                                              (136,500)(3b)
                                                                      (141,900)(4b)
                                                                       106,432 (6b)
                                              -----------           ----------               ----------
 Earnings (loss) from operations                  (22,768)              81,247                   956,597
Other income (expense)                            (70,872)(1a)         (23,667)(1b)             (856,003)
                                                  (44,800)(2a)         (90,000)(2b)
                                                                       (55,400)(7b)
                                              -----------           ----------               -----------

Net earnings (loss) before
 income taxes (benefit)                          (138,440)             (87,820)                  100,594
Provision (benefit) for income
 taxes                                            (55,126)(5a)         (53,507)(8b)               39,473
                                              -----------           ----------               -----------

Net earnings (loss)                           $   (83,314)          $  (34,313)              $    61,121
                                              ===========            =========               ===========

Net earnings per common share                                                                $       .03
                                                                                             ===========

Weighted average common shares
outstanding                                                                                    2,227,273(6a)
                                                                                             ===========


(*) Reflects the Company's pro forma income tax expense for the year ended December 31, 1995 as the Company was a Subchapter S Corporation for tax purposes.

                             THE PARTS SOURCE, INC.
                             (d/b/a ACE AUTO PARTS)

               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                      For the year ended December 31, 1995
                                   (unaudited)


The unaudited pro forma condensed combined statement of earnings for the year ended December 31, 1995 is based on the statement of earnings of The Parts Source, Inc. (d/b/a Ace Auto Parts) as contained in the Prospectus Form SB-2, filed on April 8, 1996, for the year ended December 31, 1995, the statement of earnings of an acquired business previously reported in Form 8-K dated October 25, 1996 as subsequently amended and the internally prepared combined statement of operations of Central Motor Supply, Inc. for the year ended December 31, 1995, after giving effect to the pro forma adjustments described in Note 1 as if the acquisitions had occurred January 1, 1995. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Prospectus Form SB-2 and Form 8-K, as previously filed, and the Central Motor Supply, Inc.'s financial statements and notes thereto, which are included elsewhere in this filing.

NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

NOTE 1 - PRO FORMA ADJUSTMENTS

A. Pro Forma Condensed Combined Statement of Earnings adjustments for an acquired business previously reported in Form 8-K (not included in The Parts Source, Inc. historical financial statements) are as follows:

     (1a.) Represents goodwill amortization expense (using the straight-line method over a 15 year amortization period). The goodwill amortization period has been determined based upon various factors including attainable sales volumes, store locations and competition within the market.

     (2a.) Represents interest expense on the funds advanced against the Company's credit line to fund the purchase, calculated at the Company's average rate of interest for the period.

     (3a.) Represents a reduction of rent, personnel costs and related facility costs related to an auto parts store that was not acquired, but the operations were transferred to an existing Company store.

     (4a.) Represents a lower gross margin as a result of the higher cost of inventory purchased by the Company as compared to that paid by the acquiree.

     (5a.) Represents the income tax effect of the pro forma adjustments as set forth above at the statutory rate.

     (6a.) The pro forma weighted average common shares outstanding includes the effect of the sale of 227,273 shares of unregistered common stock to A.P.S., Inc. The proceeds from the sale were used to fund the purchase price of the acquisition.

                             THE PARTS SOURCE, INC.
                             (d/b/a ACE AUTO PARTS)

                    PROFORMA CONDENSED STATEMENT OF EARNINGS
                               For the year ended
                                December 31, 1995
                                   (unaudited)


NOTES TO PRO FORMA CONDENSED STATEMENT OF EARNINGS

NOTE 1 - PRO FORMA ADJUSTMENTS - Continued

B. Pro Forma Condensed Combined Statement of Earnings adjustments for the current acquisition are as follows:

   (1b.)Represents amortization expense of non-compete agreement and goodwill using the straight-line method over a 10 and 15 year amortization period, respectively. The non-compete agreement has been amortized over the duration of the agreement. The goodwill amortization period has been determined based upon various factors including sales volumes, store locations and competition within the market.

   (2b.)Represents interest expense on the funds advanced against the Company's credit line to fund the purchase, calculated at the Company's average rate of interest for the period.

   (3b.)Represents a reduction of sales and related costs associated with a machine shop which is included in the operations of Central Motor Supply which was not acquired by the Company.

   (4b.)Represents a reduction of sales and related costs associated with a warehousing operation which is included in the results of Central Motor Supply which the Company did not acquire.

   (5b.)Represents a reduction of compensation to be paid to the majority stockholder of Central Motor Supply pursuant to an employment agreement.

   (6b.)Represents an increase of rental expense related to leasing the stores, net of the building depreciation (since the buildings were not acquired).

   (7b.)Represents an elimination of interest income related to temporary investments in marketable equity securities as the Company did not acquire these assets.

   (8b.)Represents the income tax effect of the pro forma adjustments and results of operations of Central Motor Supply as set forth at the statutory rate.

                             THE PARTS SOURCE, INC.
                             (d/b/a ACE AUTO PARTS)

                PROFORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                  For the nine months ended September 30, 1996
                                   (unaudited)



                                                                  Historical
                                         ------------------------------------------------------------
                                                           Acquired Business
                                                          Previously Reported
                                                              in Form 8-K
                                                           (Not included in
                                           The Parts       The Parts Source             Central Motor
                                             Source           Historical)                  Supply
                                         ------------     -------------------           -------------
Net sales                                $ 19,158,078           $ 5,633,943             $   2,621,471

Cost of goods sold                         11,993,887             3,462,748                 1,501,781
                                         ------------           -----------             -------------
 Gross profit                               7,164,191             2,171,195                 1,119,690

Operating, selling, general and
 administrative expenses                    6,711,855             1,860,782                 1,150,921



                                         ------------           -----------             -------------
 Earnings (loss) from operations              452,336               310,413                   (31,231)

Other income (expense)                       (200,322)                  820                    20,781


                                         ------------           -----------             -------------
Net earnings (loss) before income
 taxes (benefit)                              252,014               311,233                   (10,450)
Provision (benefit) for income
 taxes                                   *     94,610               113,410                    27,196
                                         ------------           -----------             -------------

Net earnings (loss)                      $    157,404           $   197,823             $     (37,646)
                                         ============           ===========             =============

Net earnings per common share            $        .06
                                         ============
Weighted average common shares
 outstanding                                2,758,996
                                         ============

                                                                   Pro Forma
                                        -------------------------------------------------------------
                                           Acquired
                                           Business              Central
                                          Previously              Motor
                                           Reported               Supply
                                           Pro Forma            Pro Forma                 Pro Forma
                                          Adjustments          Adjustments                Combined
                                        --------------        -------------            --------------
Net sales                                $          -           $   (51,118)(4b)        $ 27,254,374
                                                                   (108,000)(3b)
Cost of goods sold                             47,200 (4a)          (37,827)(4b)          16,967,789
                                         ------------           -----------             ------------
 Gross profit                                 (47,200)             (121,291)              10,286,585

Operating, selling, general and
 administrative expenses                      (80,424)(3a)          (53,250)(5b)           9,460,907
                                                                   (102,375)(3b)
                                                                   (106,425)(4b)
                                                                     79,823 (6b)
                                         ------------           -----------             ------------
 Earnings (loss) from operations               33,224                60,936                  825,678

Other income (expense)                        (53,154)(1a)          (17,750)(1b)            (369,475)
                                              (31,300)(2a)          (47,000)(2b)
                                                                    (41,550)(7b)
                                         ------------           -----------             ------------
Net earnings (loss) before income
 taxes (benefit)                              (51,230)              (45,364)                 456,203
Provision (benefit) for income
 taxes                                        (18,668)(5a)          (48,150)(8b)             168,398
                                         ------------           -----------             ------------

Net earnings (loss)                      $    (32,562)          $     2,786             $    287,805
                                         ============           ===========             ============

Net earnings per common share                                                           $        .10
                                                                                        ============
Weighted average common shares
 outstanding                                                                               2,986,269(6a)
                                                                                        ============

(*) Reflects the Company's pro forma income tax expense for the nine months ended September 30, 1996 as the Company was a Subchapter S Corporation for tax purposes until April 8, 1996.

                             THE PARTS SOURCE, INC.
                             (d/b/a ACE AUTO PARTS)

                PROFORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                  For the nine months ended September 30, 1996
                                   (unaudited)


The unaudited pro forma condensed combined statement of earnings for the nine months ended September 30, 1996 is based on the statement of earnings of The Parts Source, Inc. (d/b/a Ace Auto Parts) as contained in the Form 10-Q for the nine months ended September 30, 1996, the statement of earnings of an acquired business previously reported in Form 8-K, dated October 25, 1996 as subsequently amended and the combined statement of operations of Central Motor Supply, Inc. for the year ended August 31, 1996, after giving effect to the conforming adjustments and the pro forma adjustments described in Note 1 as if the acquisitions had occurred on January 1, 1996. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Form 10-Q and Form 8-K, as previously filed, and the Central Motor Supply, Inc.'s financial statements and notes thereto, which are included elsewhere in this filing.

NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

NOTE 1 - PRO FORMA ADJUSTMENTS

A. Pro Forma Condensed Combined Statement of Earnings adjustments for an acquired business previously reported in Form 8-K (not included in The Parts Source, Inc. historical financial statements) are as follows:

   (1a.)Represents goodwill amortization expense (using the straight-line method over a 15 year amortization period). The goodwill amortization period has been determined based upon various factors including attainable sales volumes, store locations and competition within the market.

   (2a.)Represents interest expense on the funds advanced against the Company's credit line to fund the purchase, calculated at the Company's average rate of interest for the period.

   (3a.)Represents a reduction of rent, personnel costs and related facility costs related to an auto parts store that was not acquired, but the operations were transferred to an existing Company store.

   (4a.)Represents a lower gross margin as a result of the higher cost of inventory purchased by the Company as compared to that paid by the acquiree.

   (5a.)Represents the income tax effect of the pro forma adjustments as set forth above at the statutory rate.

   (6a.)The pro forma weighted average common shares outstanding includes the effect of the sale of 227,273 shares of unregistered common stock to A.P.S., Inc. The proceeds from the sale were used to fund the purchase price of the acquisition.

                             THE PARTS SOURCE, INC.
                             (d/b/a ACE AUTO PARTS)

                PROFORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                  For the nine months ended September 30, 1996
                                   (unaudited)


NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS - CONTINUED

NOTE 1 - PRO FORMA ADJUSTMENTS - Continued

B. Pro Forma Condensed Combined Statement of Earnings adjustments for the current acquisition are as follows:

   (1b.)Represents amortization expense of noncompete agreement and goodwill using the straight-line method over a 10 and 15 year amortization period, respectively. The non-compete agreement has been amortized over the duration of the agreement. The goodwill amortization period has been determined based upon various factors including sales volumes, store locations and competition within the market.

   (2b.)Represents interest expense on the funds advanced against the Company's credit line to fund the purchase, calculated at the Company's average rate of interest for the period.

   (3b.)Represents a reduction of sales and related costs associated with a machine shop which is included in the operations of Central Motor Supply which was not acquired by the Company.

   (4b.)Represents a reduction of sales and related costs associated with a warehousing operation which is included in the results of Central Motor Supply which the Company did not acquire.

   (5b.)Represents a reduction of compensation to be paid to the majority stockholder of Central Motor Supply pursuant to an employment agreement.

   (6b.)Represents an increase of rental expense related to leasing the stores, net of the building depreciation (since the buildings were not acquired).

   (7b.)Represents an elimination of interest income related to temporary investments in marketable equity securities as the Company did not acquire these assets.

   (8b.)Represents the income tax effect of the pro forma adjustments and results of operations of Central Motor Supply as set forth at the statutory rate.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     February 10, 1997                          The Parts Source, Inc.
----------------------------                     d/b/a Ace Auto Parts
          (Date)                        --------------------------------------
                                                    (Registrant)

                                               /s/ Robert B. Morgan
                                        --------------------------------------
                                                   Robert B. Morgan
                                        Chief Financial and Accounting Officer

The Board of Directors
Central Motor Supply, Inc.
Gainesville, Florida


                          INDEPENDENT AUDITORS' REPORT


         We have audited the accompanying combined balance sheet of Central Motor Supply, Inc. as of August 31, 1996, and the related combined statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Central Motor Supply, Inc. at August 31, 1996, and the combined results of its operations and its combined cash flows for the year then ended, in conformity with generally accepted accounting principles.






                                             /s/ GRAHAM & COTTRILL, P.A.



December 29, 1996

                          CENTRAL MOTOR SUPPLY, INC.
                            COMBINED BALANCE SHEET
                                August 31, 1996


                                    ASSETS

CURRENT ASSETS:
     Accounts receivable, trade, net                                  $  250,621
     Inventories                                                         867,331
     Temporary investment in marketable equity securities                705,981
     Prepaid expenses and other                                          469,639
     Due from related parties                                             13,493
                                                                      ----------

              Total current assets                                     2,307,065

PROPERTY, PLANT AND EQUIPMENT, at cost, net of
     accumulated depreciation and amortization                           443,037
                                                                      ----------
              Total assets                                            $2,750,102
                                                                      ==========


                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Checks issued not yet presented                                  $   39,946
     Accounts payable                                                    183,002
     Accrued expenses                                                     44,244
     Income taxes payable                                                 40,651
     Deferred income taxes                                                34,214
     Current portion of long-term debt                                   135,723
     Current portion of obligations under capital leases                  16,446
                                                                      ----------

              Total current liabilities                                  494,226

NONCURRENT LIABILITIES:
     Long-term debt, net of current portion                               30,751
     Obligations under capital leases, net of current portion              4,284
                                                                      ----------
              Total liabilities                                          529,261
                                                                      ----------
STOCKHOLDERS' EQUITY:
     Common stock                                                         37,908
     Additional paid-in capital                                           34,092
     Retained earnings                                                 1,745,519
     Unrealized gain on investment securities available-for-sale, net    403,322
                                                                      ----------

              Total stockholders' equity                               2,220,841
                                                                      ----------
              Total liabilities and stockholders' equity              $2,750,102
                                                                      ==========

                   The Accompanying Notes Are An Integral Part
                     Of These Combined Financial Statements
                                        1

                           CENTRAL MOTOR SUPPLY, INC.
             COMBINED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                       For The Year Ended August 31, 1996



NET SALES                                                        $ 3,495,295

COST OF GOODS SOLD                                                 2,002,374
                                                                 -----------

GROSS PROFIT                                                       1,492,921

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                       1,534,561
                                                                 -----------

LOSS FROM OPERATIONS                                                 (41,640)
                                                                 -----------
OTHER INCOME (EXPENSE):
     Miscellaneous income                                             31,410
     Dividend income                                                  34,070
     Interest expense                                                (27,691)
     Loss on sales of investment securities available-for-sale       (10,081)
                                                                 -----------

              Other income (expense), net                             27,708
                                                                 -----------

LOSS BEFORE INCOME TAXES                                             (13,932)

INCOME TAX EXPENSE                                                    36,262
                                                                 -----------

NET LOSS                                                             (50,194)

RETAINED EARNINGS - Beginning of year                              1,795,713
                                                                 -----------

RETAINED EARNINGS - End of year                                  $ 1,745,519
                                                                 ===========


                   The Accompanying Notes Are An Integral Part
                     Of These Combined Financial Statements
                                        2

                           CENTRAL MOTOR SUPPLY, INC.
                      COMBINED STATEMENT OF CASH FLOWS For
                         The Year Ended August 31, 1996




CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                          $ (50,194)
     Adjustments to reconcile net loss to net cash flows
       from operating activities:
        Depreciation and amortization                                     39,445
        Bad debt provision                                                  (657)
        Loss on sales of investment securities available-for-sale         10,081
        Change in assets and liabilities:
           Accounts receivable                                            45,105
           Inventories                                                   (34,368)
           Prepaid expenses and other                                    (34,943)
           Accounts payable                                             (200,771)
           Accrued expenses                                              (18,147)
           Income taxes payable                                           40,651
           Deferred income taxes                                         (13,984)
                                                                       ---------

              Net cash flows from operating activities                  (217,782)
                                                                       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property, plant and equipment                           (5,744)
     Purchases of investment securities available-for-sale                  (764)
     Proceeds from sales of investment securities available-for-sale      39,919
                                                                       ---------

              Net cash flows from investing activities                    33,411
                                                                       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Repayments to stockholder                                           (65,543)
     Repayments from related party                                        27,000
     Repayments of borrowings                                            (67,397)
                                                                       ---------

              Net cash flows from financing activities                  (105,940)
                                                                       ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                 (290,311)

CASH AND CASH EQUIVALENTS - Beginning of year                            250,365
                                                                       ---------

CASH AND CASH EQUIVALENTS - End of year                                $ (39,946)
                                                                       =========



SUPPLEMENTAL CASH FLOW INFORMATION:

     The following amounts were paid:

     Interest                                                          $  27,691
                                                                       =========

     Income taxes                                                      $    --
                                                                       =========

                   The Accompanying Notes Are An Integral Part
                     Of These Combined Financial Statements
                                        3

                          CENTRAL MOTOR SUPPLY, INC.
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                               August 31, 1996


NOTE A - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Operations: Central Motor Supply, Inc. ("the Company") engages in the wholesale and retail sales of auto parts and accessories primarily in North Central Florida.

         Organization: The accompanying combined financial statements include the accounts of the following corporations as of August 31, 1996:
         Central Motor Supply, Inc.; Central Motor Supply of East Gainesville, Inc.; Central Motor Supply of Hawthorne, Inc.; Central Motor Supply of Williston, Inc.; and Central Motor Supply of Alachua, Inc. All significant intercompany accounts and transactions have been eliminated in combination.

         Accounts receivable: The Company provides an allowance for doubtful accounts based upon the expected collectibility of each specific account.

         Inventories: Inventories are stated at the lower of cost or market value. The "first-in, first-out" method of cost flow assumption is used.

         Investment securities: Securities available-for-sale consist of mutual funds and certain equity securities and are carried at fair market value. Unrealized holding gains and losses on securities available-for-sale are reported net of tax as a separate component of stockholder's equity until realized. Gains and losses on the sale of securities available-for-sale are determined using the specific-identification method.

         Property, plant and equipment: The Company's property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the respective assets using accelerated methods for financial reporting purposes.

         Income taxes: Income taxes are provided for the tax effects of transactions in the financial statements and consist of taxes currently due plus deferred taxes recognized for temporary differences resulting from assets that have a tax basis different from their recorded value for financial statement purposes as well as for operating loss carryforwards. The Company's temporary differences relate principally to the allowance for doubtful accounts and marketable equity securities. Valuation allowances are provided, if necessary, for certain deferred tax asset balances based on the Company's assessment of the likelihood of realization.

         Cash and cash equivalents: For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         Advertising costs: The Company expenses advertising costs as incurred. Total advertising costs included in "selling, general and administrative expenses" in the accompanying combined financial statements amounted to $3,248 for the year ended August 31, 1996.

         Fair value of financial instruments: The estimated fair value of the Company's cash and cash equivalents and trade accounts receivable and payable approximated their carrying value at year-end. Fair values of investment securities are based on quoted market prices (see Note D). It is not practicable to estimate the fair value of other financial instruments held or owed by the Company including, but not limited to, other receivables and payables (including notes payable) due to the lack of readily available information regarding the marketability of such instruments and the effects of credit risk on the measurement of fair value for such instruments.

         Use of estimates: Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses. Significant estimates used in preparing these financial statements include those assumed in the allowance for doubtful accounts, depreciation expense, the unrealized gain on investment securities available-for-sale, and the valuation allowance for deferred tax assets. It is at least reasonably possible that the significant estimates used will change within the next year.

                           CENTRAL MOTOR SUPPLY, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 1996


NOTE B - CONCENTRATION OF CREDIT RISK:

     The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to cash and cash equivalents.


NOTE C - ALLOWANCE FOR DOUBTFUL ACCOUNTS:

     A summary of the changes in the allowance for doubtful accounts related to customer accounts receivable is as follows:

           Balance - Beginning of year                   $  253,674
           Provision charged to net loss                       (657)
                                                         ----------

                Balance - End of year                    $  253,017
                                                         ==========


NOTE D - TEMPORARY INVESTMENT IN MARKETABLE EQUITY SECURITIES:

      Investment in marketable equity securities consisted of the following:

                                                        Gross
                                                       Unrealized
                                                     Gains (Losses),
                                            Cost       net Value     Fair Market
                                            ----       ---------     -----------
         Common stocks and mutual funds  $ 207,654      $498,327      $705,981
                                         =========      ========      ========

      Losses in the amount of $10,081 were recognized on the sales of equity securities during the year ended August 31, 1996. Unrealized gain on investment securities available-for-sale is shown in the accompanying combined balance sheet in the amount of $403,322 which is net of income tax of $95,005. During the year ended August 31, 1996, the unrealized gain on investment securities increased by approximately $63,500.


NOTE E - RELATED PARTY TRANSACTIONS:

      Due from related parties consisted of the following:



         Advance to stockholder, non-interest bearing, due on demand     $ 8,493

         Advances to estate of former stockholder, of which the
         Company's sole stockholder is the executor, non-interest
         bearing, due on demand, net of allowance of $322,548 for
         which there is no evidence that repayment will occur              5,000
                                                                         -------

                Total due from related parties                           $13,493
                                                                         =======



      "Prepaid expenses and other" as shown in the accompanying combined balance sheet includes prepayments against future stock redemptions to related parties in the amount of $458,942. The stock was redeemed subsequent to the balance sheet date for a total of $980,000.

                           CENTRAL MOTOR SUPPLY, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 1996


NOTE F - PROPERTY, PLANT AND EQUIPMENT:

      Property, plant and equipment consisted of the following:


                     Category                                 Cost
      ------------------------------                         -----------

      Land                                                   $   220,841
      Buildings and improvements                                 779,258
      Equipment under capital leases                             102,207
      Furniture and equipment                                     73,533
      Vehicles                                                   180,661
      Leasehold improvements                                      18,529
                                                             -----------

                Total                                          1,375,029

      Less:  Accumulated depreciation and amortization          (931,992)
                                                             -----------
                Net property, plant and equipment            $   443,037
                                                             ===========

      Accumulated depreciation and amortization includes accumulated amortization of $86,313 on equipment under capital leases as of August 31, 1996. Amortization expense of $4,600 for the above equipment is included in total depreciation and amortization expense for the year ended August 31, 1996. Total depreciation expense for the year ended August 31, 1996, was $34,845.


NOTE G - LONG-TERM DEBT:

      Long-term debt consisted of the following:


      Note payable to bank, interest due monthly at prime plus
      1.25%, collateralized by substantially all assets, due on
      demand                                                          $  97,913

      Mortgage payable, due in monthly installments of $1,812
      including interest at 8.5%, collateralized by certain
      property, due September 1997                                       22,626

      Note payable to bank, due in monthly installments of $929
      including interest at 8.5%, collateralized by a certain
      vehicle, due February 1997                                          5,436

      Note payable to bank, due in monthly installments of $1,340 including interest at prime plus 2%, collateralized by
      certain property, due May 1999                                     40,499
                                                                      ---------

                Total                                                   166,474

      Less:  Current portion                                           (135,723)
                                                                      ---------

                Net noncurrent portion                                $  30,751
                                                                      =========

                           CENTRAL MOTOR SUPPLY, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 1996


NOTE G - LONG-TERM DEBT (Continued):

      Future maturities of long-term debt are as follows:

            Year Ending
             August 31,

               1997 (included in current maturities)              $ 135,723
               1998                                                  15,307
               1999                                                  15,444
                                                                  ---------

                   Total                                          $ 166,474
                                                                  =========


NOTE H - OBLIGATIONS UNDER CAPITAL LEASES:

     The Company is obligated under capital leases for certain equipment. The following is a schedule by year of future minimum lease payments pursuant to the capital leases together with the present value of the net minimum lease payments as of August 31, 1996:

            Year Ending
             August 31,
            -----------
               1997                                               $  18,167
               1998                                                   4,468
                                                                  ---------

                   Total minimum lease payments                      22,635

               Less:  Amount representing interest                   (1,905)
                                                                  ---------

                   Present value of net minimum lease payments       20,730

               Less:  Current maturities                            (16,446)
                                                                  ---------

                   Net noncurrent portion                         $   4,284
                                                                  =========


NOTE I - STOCKHOLDERS' EQUITY:

         Common stock consisted of the following:

         Central Motor Supply, Inc.: At August 31, 1996, the Company's stock consisted of $50 par common stock, 1,000 shares authorized, 582 shares issued and outstanding.

         Central Motor Supply of East Gainesville, Inc. : At August 31, 1996, the Company's stock consisted of $50 par common stock, 600 shares authorized, 87.75 shares issued and outstanding.

         Central Motor Supply of Hawthorne, Inc.: At August 31, 1996, the Company's stock consisted of $100 par common stock, 100 shares authorized, 36.75 shares issued and outstanding.

                           CENTRAL MOTOR SUPPLY, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 August 31, 1996


NOTE I - STOCKHOLDERS' EQUITY (Continued):

     Central Motor Supply of Williston, Inc.: At August 31, 1996, the Company's stock consisted of $5 par common stock, 100 shares authorized, 49 shares issued and outstanding.

     Central Motor Supply of Alachua, Inc.: At August 31, 1996, the Company's stock consisted of $5 par common stock, 100 shares authorized, 100 shares issued and outstanding.


NOTE J - INCOME TAXES:

     The Company recognized a provision for income taxes as follows:

Current:
   Federal                                                                $ 40,217
   State                                                                     8,501

Deferred:
   Federal, net of tax benefit of operating loss carryforward of $7,933     (8,975)
   State, net of tax benefit of operating loss carryforward of $3,078       (3,481)
                                                                          --------

        Income tax expense                                                $ 36,262
                                                                          ========

     Differences between the Company's income tax expense and the amount that would result from applying domestic statutory rates to income before income taxes are primarily due to state income taxes, nondeductible expenses such as penalties, the nondeductible portion of meals and entertainment and the special deduction for dividends received.

     The Company had the following deferred income tax balances at August 31, 1996:

        Current liabilities                                      $ (95,797)
        Current assets                                             100,639
        Asset valuation allowance                                  (39,056)
                                                                 ---------

                Net current deferred tax liabilities             $ (34,214)
                                                                 =========

     The asset valuation allowance increased $16,458 during the year ended August 31, 1996. The Company has net operating loss carryforwards totaling approximately $254,500 that may be offset against future taxable income. If not used, the carryforwards will begin to expire in the year 2004.


NOTE K - LEASES:

      The Company operates one location in premises leased under an operating lease agreement. The lease has month-to-month terms. Total rent expense for the year ended August 31, 1996, was approximately $9,700.


NOTE L - SUBSEQUENT EVENT:

      The Company sold substantially all of its assets to The Parts Source, Inc., d/b/a Ace Auto Parts on November 27, 1996.